Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Veneble.com

March 7, 2022

InvenTrust Properties Corp.

3025 Highland Parkway, Suite 350

Downers Grove, Illinois 60515

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to InvenTrust Properties Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising of the registration of the following securities of the Company having an indeterminate aggregate offering price (collectively, the “Securities”): (i) shares of common stock, $0.001 par value per share (“Common Shares”); (ii) shares of preferred stock, $0.001 par value per share (“Preferred Shares”); (iii) debt securities (the “Debt Securities”); (iv) depositary shares representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”); (vi) purchase contracts relating to one or more of the Securities (“Purchase Contracts”), and (vii) units consisting of two or more of the foregoing Securities (“Units”), by the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.    The Registration Statement and the prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.    The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Third Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

4.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.    Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

InvenTrust Properties Corp.

March 7, 2022

6.    A certificate executed by an officer of the Company, dated as of the date hereof; and

7.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Registration Statement and, with respect to any Preferred Shares, articles supplementary setting forth the number of shares and the terms of such class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6.    Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

InvenTrust Properties Corp.

March 7, 2022

7.    Upon the issuance of any Preferred Shares, including any Preferred Shares which may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8.    Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

9.    None of the Securities will be issued, and none of the Securities will be sold or transferred, in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or, if applicable, any comparable provision in the Articles Supplementary.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Registration Statement, the Resolutions and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

3.    Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such shares of Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Registration Statement, the Resolutions and the Corporate Proceedings, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.    Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.    Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of such Debt Securities will be duly authorized.

InvenTrust Properties Corp.

March 7, 2022

6.    Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of such Warrants will be duly authorized.

7.    Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of such Purchase Contracts will be duly authorized.

8.    Upon the completion of all Corporate Proceedings relating to any Securities that are Units, the issuance of such Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal law or the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP